Exhibit 1.1

LTC Properties, Inc.

Common Stock

UNDERWRITING AGREEMENT

May 3, 2013

Wells Fargo Securities, LLC

KeyBanc Capital Markets Inc.

Underwriting Agreement

May 3, 2013

WELLS FARGO SECURITIES, LLC

KEYBANC CAPITAL MARKETS INC.

As Representatives of the several Underwriters

c/o WELLS FARGO SECURITIES, LLC

375 Park Avenue

New York, New York 10152

c/o KEYBANC CAPITAL MARKETS INC.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

LTC Properties, Inc., a Maryland corporation qualified as a real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,500,000 shares of its common stock, $0.01 par value per share (the “Common Stock”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  Certain terms used herein are defined in Section 19 hereof.

1.                                      Representations and Warranties.  The Company hereby represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-167433), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Exchange Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b)

Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)                                 On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder (including the filing of any required exhibits thereto); each preliminary prospectus and the Prospectus when filed was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the Company’s Knowledge, threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.  The statements in the Disclosure Package and the Prospectus and any document that is incorporated by reference therein under the headings “Risk Factors—The Health Care Industry is Heavily Regulated by the Government,” “Risk Factors—Provisions in Our Articles of Incorporation May Limit Ownership of Shares of Our Capital Stock,” “General Description of the Offered Securities,” “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Restrictions on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Business—Government Regulation,” “Business—Health Care Reform and Other Legislative Developments” and “Business—Taxation of Our Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries or descriptions thereof in all material respects.

(c)                                  All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)                                 As of 9:00 a.m. (Eastern time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Company, any director, officer, employee or other representative of the Company or the Underwriters made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                   Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof.

(g)                                  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(h)                                 The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i)                                     (i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, and the Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to be so qualified and in good standing would (a) have a material adverse effect upon the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, (b) result in the delisting of shares of Common Stock from the New York Stock Exchange (the “NYSE”) or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”).  All of the Company’s subsidiaries are listed in Schedule 1(i) attached hereto (the “Subsidiaries”).

(ii)                                  Each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification and in which the failure to be so qualified and in good standing would have a Material Adverse Effect.

(j)                                    The statements in the Disclosure Package and the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k)                                 The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of March 31, 2013 contained in the Company’s quarterly report on Form 10-Q sets forth the authorized, issued and outstanding capital stock of the Company as of such date, and there has been no material change in such information since March 31, 2013; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; all the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”); except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Stock of or ownership interests in the Company are outstanding; except as set forth in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary of the Company; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the Company’s Common Stock is duly listed on the NYSE; the Securities have been duly and validly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; no preemptive or similar rights of stockholders exist with respect to any of the Securities or the issue and sale thereof; all offers and sales of the Company’s Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.  Except as described or contemplated in the Disclosure Package and the Prospectus or pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or

S under the Securities Act.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.  Except as set forth in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or, except as set forth in that certain Letter Agreement dated September 2, 1998, to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(l)                                     The Company has full corporate power and authority to enter into and perform this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.  This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(m)                             The Company is not, and immediately after the sale of the Securities pursuant to the terms and conditions of this Agreement and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act or such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(o)                                 The financial statements and schedules of the Company, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Prospectus and Registration Statement fairly present, on the basis stated therein, the information included therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Prospectus and the Registration Statement that are not included or incorporated by reference as required.

(p)                                 Except as set forth in the Disclosure Package and the Prospectus and any document that is incorporated by reference therein, there is no action, suit or proceeding pending or, to the Company’s Knowledge, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries, before any court, governmental agency, authority or body or any arbitrator which, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(q)                                 (i)  The Company or its Subsidiaries have good and marketable title to all of the properties described in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties” and individually, a “Property”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except those that are disclosed in the Disclosure Package and the Prospectus or that do not materially and adversely affect the value of such Property and do not materially and adversely interfere with the use made and proposed to be made of such Property by the Company and any Subsidiary; (ii) the mortgages and deeds of trust encumbering the Properties described in the Disclosure Package and the Prospectus are not convertible into debt or equity securities of the Company and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its Subsidiaries; (iii) the Company has provided true and complete copies of the mortgages and deeds of trust to the Representatives, and neither the Company nor any of its Subsidiaries is in default under any of the mortgages or deeds of trust, nor has an event occurred which with the delivery of notice and passing of a cure period would become a default under any mortgage or deed of trust; (iv) neither the Company nor any of its Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and to the Company’s Knowledge there is not any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (v) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (vi) a Subsidiary holds a valid owner’s policy of title insurance for each Property insuring such Subsidiary as the fee title owner or the leasehold titleholder, and the Company and/or its Subsidiaries has the benefit of such title insurance policies; (vii) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the “Properties” section of the Disclosure Package and Prospectus, and any document that is incorporated by reference therein have been provided or made available to the Representatives or their counsel; (viii) except as disclosed in the Disclosure Package and the Prospectus or in Schedule 1(q)(viii) attached hereto, no tenant under any lease pursuant to which any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part; and (ix) all Properties which are held by the Company under a ground lease are set forth in Schedule 1(q)(ix) attached hereto; the Company has supplied true and complete copies of the ground leases to the Representatives; and neither the Company nor any of its Subsidiaries is in default under any ground lease, nor to the Company’s Knowledge has an event occurred which with delivery of notice and passing of a cure period would become a default under any ground lease.  The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiary.

(r)                                    (i)  The Company or its Subsidiaries have lawful first priority mortgages or deeds of trust (the “Mortgages” and individually, a “Mortgage”) on all of the properties described in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, as being the subject of mortgages or deeds of trust held by them; (ii) each of the Mortgages constitutes a legally valid and binding obligation of the Subsidiary party thereto, and to the Company’s Knowledge, each of the borrowers party thereto, enforceable against such Subsidiary and such borrowers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (iii) true, correct and complete copies of the instruments, exhibits, schedules or other documents that comprise the Mortgages have been provided or made available to the Representatives or their counsel; and (iv) except as disclosed in the Disclosure Package and the Prospectus, no Subsidiary or borrower is in default under any Mortgage, nor to the Company’s Knowledge has an event occurred which with delivery of notice and passing of a cure period would become a default under any Mortgage, where such default would reasonably be expected to have a Material Adverse Effect.

(s)                                   Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) or (iii) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither the issuance and sale of the Securities nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, franchise, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(t)                                    To the Company’s Knowledge, Ernst & Young LLP, (the “Accountants”) who have certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(u)                                 The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(v)                                 The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  To the Company’s Knowledge, the tenants of the Properties (each, a “Tenant”) and the borrowers under the Mortgages (each, a “Mortgagee”) are insured against such losses and risk with respect to the Properties or such properties that are the subject of Mortgages, as applicable, and in such amounts as are prudent and customary in the businesses in which they are engaged, except where the failure of any Tenant or Mortgagee to be so insured, singly or in the aggregate with failures of other Tenants or Mortgagees to be so insured, would not reasonably be expected to have a Material Adverse Effect.

(w)                               No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(x)                                 The Company and its Subsidiaries possess all valid and current licenses, certificates, permits and other authorizations issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or authorization would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(y)                                 To the Company’s Knowledge, each Tenant and each Mortgagee has all necessary licenses, permits, authorizations, consents and approvals, and possesses valid and current certificates, and is required under the applicable lease or Mortgage to make all necessary filings required under any federal, state or local law, regulation or rule and obtain all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses at such Properties or at such properties that are the subject of Mortgages, as applicable, and in the case of Mortgagees own their respective properties as described in the Disclosure Package and the Prospectus; to the Company’s Knowledge, each Tenant and each Mortgagee has made all such filings and obtained all such authorizations, consents and approvals, if any, as required under the applicable lease or Mortgage, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, or to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; to the Company’s Knowledge, no Tenant or Mortgagee is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to conduct the business at such Properties or at such properties that are the subject of Mortgages, as applicable, or in the case of Mortgagees own their respective properties as described in the Disclosure Package and the Prospectus, except such accreditations and certifications as have been obtained; to the Company’s Knowledge, no Tenant or Mortgagee is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Tenant or Mortgagee with respect to the Properties or such properties that are the subject of Mortgages, as applicable, or the Company or any of the Subsidiaries the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.

(z)                                  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the Company’s most recent audited balance sheet, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aa)                          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb)                          The Company and its Subsidiaries, and to the Company’s Knowledge, each Tenant and each Mortgagee, are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.  To the Company’s Knowledge, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any property owned by the Company or any of its Subsidiaries.  The LTC Properties, Inc. 401(k) Plan (the “401(k) Plan”) is the only Company employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)) and it is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.  The Company does not contribute to, and has never contributed to or had any liability with respect to, a multiemployer plan (within the meaning of Section 3(37) of ERISA).  The 401(k) Plan complies with the requirements of ERISA, the Code and all applicable laws in all material respects.  Any Company plan, arrangement or agreement that provides compensation or other benefits and that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, in all material respects with the requirements of Section 4980B of the Code, ERISA and other applicable laws.  Except as otherwise set forth on Schedule 1(bb), no Company plan, arrangement or agreement provides health or other benefits after an employee’s or former employee’s retirement or other termination of employment except as required by Section 4980B of the Code.

(cc)                            Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(dd)                          The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, has so qualified for the taxable years ended December 31, 1992 through December 31, 2012 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year or, absent a change in law, any future taxable year.  The Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.  Each of the Company’s corporate subsidiaries (including any other subsidiaries that have filed an election pursuant to Treasury Regulation Section 301.7701-3(c)(1)(i) to be classified as a corporation for United States federal income tax purposes) is, and upon the sale of the Securities will continue to be, a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and the regulations thereunder.

(ee)                            The Company and each of its Subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

(ff)                              Other than this Agreement and as set forth in the Disclosure Package and the Prospectus under the heading “Plan of Distribution,” there are no contracts,

agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment with respect to the issue and sale of the Securities and the consummation of the transactions contemplated by this Agreement.

(gg)                            Since the date of the most recent financial statements included in the Disclosure Package, there has been no (i) material increase in bank borrowings, mortgage loans payable, bonds payable or capital lease obligations of the Company or its Subsidiaries, (ii) material decrease in consolidated shareholders’ equity of the Company or (iii) event, development or circumstance that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(hh)                          Since the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, capital stock (except that issued and outstanding Common Stock of the Company has increased due to option exercises, issuances under the Company Stock Plans and conversions of preferred stock), business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and the Company has not incurred any material liabilities or obligations and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Base Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as each may be amended or supplemented.  The Company has no material contingent obligations which are not disclosed in the Registration Statement, the Base Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $42.60875 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 525,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the

Underwritten Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in its absolute discretion shall make to eliminate any fractional shares.

3.                                      Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on May 8, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at the offices of Goodwin Procter LLP, 135 Commonwealth Drive, Menlo Park, California 94025 on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                 The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for the Representatives’ review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably objects.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) subject to the second sentence of paragraph (a) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to the Representatives and counsel to the Representatives in such quantities as they may reasonably request.

(d)                                 The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, which consent will not be unreasonably withheld, and each Underwriter, severally and not jointly, represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)                                  The Company will use its best efforts to list, subject to notice of issuance, the Securities on the NYSE.

(f)                                   As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act).

(g)                                  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(h)                                 During the time when a prospectus relating to the Securities is required to be delivered under the Securities Act the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(i)                                     The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and each

Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(j)                                    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(k)                                 The Company will not, without the prior written consent of the Representatives, for a period of 45 days after the date of this Agreement, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, provided, however, that the Company may (i) grant stock options or restricted stock to employees, consultants or directors pursuant to the terms of a plan in effect at the Execution Time; (ii) issue Common Stock pursuant to: (A) the exercise of such options or (B) the exercise of any employee stock options outstanding at the Execution Time; (iii) issue Common Stock pursuant to the Company’s dividend reinvestment plan (if any); (iv) issue Common Stock upon conversion of the Company’s preferred stock outstanding as of the Execution Time; (v) issue Common Stock upon conversion or exchange of limited partnership units in the Company’s subsidiaries; and (vi) issue Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of real property or real property or property management companies.

Notwithstanding the foregoing, if: (x) during the last 17 days of the 45-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 45-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 45-day lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this paragraph shall not apply if: (i) the safe harbor provided by Rule 139 under the Securities Act is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) within the 3 business days preceding the last 17 days of the 45-day lock-up period the Company delivers (in accordance with the notice provisions in Section 13 hereof) to the Representatives a certificate, signed by the Company’s Chief Financial Officer or Chief Executive Officer, certifying that the Common Stock are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA.

(l)                                     The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(m)                             The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n)                                 The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, unbound copies of the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount together with the fees under clause (vii) not to exceed $5,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount together with the fees under clause (vi) not to exceed $5,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives for Company personnel in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(o)                                 The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(p)                                 The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2013, for taxation as a REIT under the Code.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions:

(a)                                 If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Reed Smith LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form attached hereto as Exhibit A.

(c)                                  The Company shall have requested and caused Reed Smith LLP, tax counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form attached hereto as Exhibit B.

(d)                                 The Company shall have requested and caused Ballard Spahr LLP, Maryland corporate counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form attached hereto as Exhibit C.

(e)                                  The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                   The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, on behalf of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplements to the Prospectus, the Disclosure Package and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s Knowledge, threatened;

(iii)                               since the date of the most recent financial statements included in the Prospectus, and any document that is incorporated by reference therein, there has been no material adverse effect on the business, financial condition, results of operations, management, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv)                              they have carefully examined the Disclosure Package and the Prospectus and, in their opinion (A) as of the Closing Date, the Disclosure Package and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Applicable Time, no event has occurred which should have been set forth in a supplement or amendment to the Disclosure Package and the Prospectus.

(g)                                  The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, a letter, dated as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given or incorporated by reference in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(i)                                     Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)                                    The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k)                                 FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(l)                                     The Company shall have furnished to the Representatives a letter in the form of Exhibit D hereto from each director and executive officer of the Company named in the Registration Statement and the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 135 Commonwealth Drive, Menlo Park, California  94025, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 or Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Wells Fargo Securities, LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in (i) the fifth paragraph of the cover page regarding the expected date of delivery of the Securities, (ii) the list of Underwriters and their respective participation in the sale of the Securities under the caption “Underwriting,” (iii) the sentences related to concessions and reallowances under the caption “Underwriting,” (iv) the sentences related to stabilization activities and penalty bids in the eighth through twelfth paragraphs under the caption “Underwriting” in any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel and one local counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.                               No Advisor of Fiduciary Relationship  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Wells Fargo Securities, LLC, Attention:  Equity Syndicate (fax no.: (212) 214-5918) and confirmed to Wells Fargo Securities, LLC at 375 Park Avenue, New York, New York  10152, Attention of Equity Syndicate, and  KeyBanc Capital Markets Inc., Attention: David Gorden (fax no.: (617) 385-6292) and confirmed to KeyBanc Capital Markets Inc. at 225 Franklin Street, Boston, Massachusetts 02110, Attention: David Gorden, with a copy to Goodwin Procter LLP, Attention: Bradley C. Weber (fax no.: (650) 853-1038) and confirmed to Goodwin Procter LLP at 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Bradley C. Weber; or, if sent to the Company, will be mailed, delivered or telefaxed to LTC Properties, Inc., Attention: Wendy Simpson (fax no.: (805) 981-3616) and confirmed to LTC Properties, Inc. at 2829 Townsgate Road, Suite 350, Westlake Village, California 91361, Attention: Wendy Simpson, with a copy to Reed Smith LLP, Attention: Herbert F. Kozlov (fax no.: (212) 521-5450) and confirmed to Reed Smith LLP at 599 Lexington Avenue, New York, New York 10022, Attention: Herbert F. Kozlov.

14.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Partial Enforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19.                               Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Company’s Knowledge” shall mean the actual knowledge of (i) Andre C. Dimitriadis, Executive Chairman of the Company, (ii) Wendy L. Simpson, President and Chief Executive Officer of the Company, (iii) Pamela Shelley-Kessler, Executive Vice President, Chief Financial Officer and Secretary, (iv) Clint B. Malin, Executive Vice President and Chief Investment Officer, (v) Peter G. Lyew, Vice President and Director of Taxes, (vi) Mark Hemingway, Vice President, Investment and Asset Management and (vii) Caroline Chikhale, Vice President, Controller and Treasurer.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended or supplemented, (ii) any preliminary prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (v) a schedule indicating the number of Securities being sold and the price at which the Securities will be sold to the public.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Rule 158”, “Rule 164”, “Rule 405”, “Rule 424”, “Rule 430B” and “Rule 462” refer to such rules under the Securities Act.

“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

LTC PROPERTIES, INC.

By:	/s/ Wendy Simpson
Name: Wendy L. Simpson
Title: CEO & President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

By:	KeyBanc Capital Markets Inc.

By:	/s/ Mark J. Koster
Name: Mark J. Koster
Title: Managing Director

For themselves and the other several Underwriters named in
Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Wells Fargo Securities, LLC	875,000

KeyBanc Capital Markets Inc.	875,000

BMO Capital Markets Corp.	700,000

RBC Capital Markets, LLC	700,000

Sandler O’Neill & Partners, L.P.	84,000

CSCA Capital Advisors, LLC	66,500

J.J.B. Hilliard, W.L. Lyons, LLC	66,500

JMP Securities LLC	66,500

Sidoti & Company, LLC	66,500

Total	3,500,000

SCHEDULE II

Issuer Free Writing Prospectuses

None.

SCHEDULE 1(i)

Subsidiaries

Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware
Bakersfield-LTC, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas
Broadway Real Estate Investments, Inc.	Delaware
BV Holding-LTC, Inc.	Delaware
Coronado Corporation	Delaware
Daytona Beach Real Estate Investments, Inc.	Delaware
East New Mexico, Inc.	Delaware
Education Property Investors, Inc.	Nevada
Florida-LTC, Inc.	Nevada
Fort Wayne Real Estate Investments, Inc.	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware
Hewitt Real Estate Investments, Inc.	Delaware
Juniper Assisted Living Residence I, LLC	Delaware
JVC Holdings, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware
JVCO Real Estate Investments, Inc.	Delaware
JVFH Real Estate Investments, Inc.	Delaware
JVWL Real Estate Investments, Inc.	Delaware
Kansas-LTC Corporation	Delaware
LTC GP I, Inc.	Delaware
LTC GP VI, Inc.	Delaware
LTC Partners IX, L.P.	Delaware
LTC West, Inc.	Nevada
LTC-Bedford, Inc.	Delaware
LTC-Dearfield, Inc.	Nevada
LTC-DS, Inc.	Delaware
LTC-Finance, Inc.	Delaware
LTC-Gardner, Inc.	Delaware
LTC-Griffin, Inc.	Nevada
LTC-Jonesboro, Inc.	Nevada
LTC-K1 Inc.	Delaware
LTC-K2 Limited Partnership	Delaware
LTC-K2 LP, Inc.	Delaware
LTC-K2, Inc.	Delaware
LTC-Lake Forest, Inc.	Delaware
LTC-New Mexico, Inc.	Nevada
LTC-Ohio, Inc.	Delaware
LTC-Richmond, Inc.	Nevada
L-Tex GP, Inc.	Delaware
L-Tex L.P. Corporation	Delaware
Memorial Park Real Estate Investments, Inc.	Delaware
Merritt Island Real Estate Investments, Inc.	Delaware
Mission Real Estate Investments, Inc.	Delaware

Company	State of Organization
Missouri REI, Inc.	Delaware
Missouri River Corporation	Delaware
Monroeville Real Estate Investments, Inc.	Delaware
Mountain States Real Estate Investments, Inc.	Delaware
MS-FL Real Estate Investments, Inc.	Delaware
New Mexico Real Estate Investments, Inc.	Delaware
Newberry Real Estate Investments, Inc.	Delaware
NMKS Holdings, Inc.	Delaware
NMKS Real Estate Investments, Inc.	Delaware
North Carolina Real Estate Investments, LLC	North Carolina
Ohio Springs Real Estate Investments, Inc.	Delaware
Park Villa Corporation	Delaware
PENN-IND Real Estate Investments, Inc.	Delaware
RC Real Estate Investments, Inc.	Delaware
Red Oak Real Estate Investments, Inc.	Delaware
Skilled Healthcare Holdings, Inc.	Delaware
South Hills Real Estate Investments, Inc.	Delaware
Stephenville Real Estate Investments, Inc.	Delaware
SWTX Real Estate Investments, Inc.	Delaware
Texas-LTC Limited Partnership	Texas
Texas-LTC Woodridge Limited Partnership	Delaware
Tupelo Real Estate Investments	Delaware
TXMS Real Estate Investments, Inc.	Delaware
Vacaville-LTC, Inc.	Delaware
Virginia-LTC, Inc.	Nevada

SCHEDULE 1(q)(viii)

Options or Rights of First Refusal to Purchase

See attached.

SCHEDULE 1(q)(ix)

Ground Leases

See attached.

SCHEDULE 1(bb)

Plans/Arrangements/Agreements Providing Benefits After Retirement or Termination

•                  Second Amendment to the 2007 Amended and Restated Employment Agreement, effective as of March 1, 2007, by and between LTC Properties, Inc. and Andre C. Dimitriadis.

•                  Second Amended and Restated Employment Agreement, effective as of December 4, 2007, by and between LTC Properties, Inc. and Peter Lyew.

•                  Second Amended and Restated Employment Agreement, effective as of December 4, 2007, by and between LTC Properties, Inc. and Clint Malin.

•                  Third Amendment to the 2007 Amended and Restated Employment Agreement, effective as of March 1, 2007, by and between LTC Properties, Inc. and Wendy Simpson.

•                  Third Amended and Restated Employment Agreement, effective as of December 4, 2007, by and between LTC Properties, Inc., and Pamela Shelley-Kessler.

•                  Amended and Restated Employment Agreement, effective as of December 4, 2007, by and between LTC Properties, Inc. and T. Andrew Stokes.

•                  Employment Agreement, effective as of June 10, 2008, by and between LTC Properties, Inc. and Caroline Wong.

•                  Employment Agreement, effective as of January 1, 2011, by and between LTC Properties, Inc. and Mark Hemingway.

EXHIBIT A

Form of Reed Smith corporate opinion

See attached.

EXHIBIT B

Form of Reed Smith tax opinion

See attached.

EXHIBIT C

Form of Ballard Spahr opinion

See attached.

EXHIBIT D

Form of Lock-Up Agreement

LTC Properties, Inc.

Public Offering of Common Stock

, 2013

Wells Fargo Securities, LLC

KeyBanc Capital Markets Inc.

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among LTC Properties, Inc., a Maryland corporation (the “Company”) and you as Representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock, enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether settled by delivery of Common Stock or other securities, or publicly disclose an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement.  Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock (1) to make a bona fide gift, (2) to make a charitable contribution for estate planning purposes, or (3) a transfer for the benefit of an immediate family member, provided that in each case, prior to any such bona fide gift, charitable contribution or other transfer, the donee or transferee has agreed in writing to be bound by this letter agreement.

Notwithstanding the foregoing, if: (1) during the last 17 days of the 45-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 45-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 45-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this paragraph shall not apply if: (i) the safe harbor provided by Rule 139 under the Securities Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) within the 3 business days preceding the last 17 days of the 45-day lock-up period the Company delivers (in accordance with the notice provisions of the Underwriting Agreement) to you a certificate, signed by the Company’s Chief Financial Officer or Chief Executive Officer, certifying that the Common Stock are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter agreement shall likewise be terminated.

Yours very truly,

Print Name

By:
Signature

Print Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)